Exhibit 99.1

FOR IMMEDIATE RELEASE:

For further information, please contact:	Investor Contact:
Nancy Udell, S.V.P., PR & Advertising	Tom Severson, S.V.P. & Chief Financial Officer
(561) 682-4195	(561) 682-4115
Maria Dinoia, Senior Publicist	Cheryl Scully, Treasurer and V.P. Investor Relations
(561) 682-4134	(561) 682-4211 phone, (561) 659-3689 fax

PAXSON COMMUNICATIONS REPORTS
SECOND QUARTER 2003 FINANCIAL RESULTS

-SECOND CONSECUTIVE QUARTER OF FREE CASH FLOW-

West Palm Beach, Florida — Paxson Communications Corporation (AMEX-PAX) (the “Company” or “Paxson”), the owner and operator of the nation’s largest broadcast television station group and the PAX TV network reaching 88% of U.S. households (approximately 94 million homes), today reported its unaudited financial results for the quarter ended June 30, 2003.

Financial Performance:

•	The Company’s EBITDA (as defined later in this press release) for the second quarter of 2003 increased to $14.5 million compared to the Company’s EBITDA of $3.5 million for the second quarter of 2002. The Company reported a net loss attributable to common stockholders of $17.0 million for the second quarter of 2003 compared to a net loss attributable to common stockholders of $66.7 million for the second quarter of 2002, an improvement of $49.7 million. The Company’s net loss attributable to common stockholders for the second quarter of 2003 includes a gain on sale of broadcast assets of $28.6 million.

•	The Company generated $5.7 million of positive free cash flow (as defined later in this press release) for the second quarter of 2003, an improvement of $23.2 million compared to negative free cash flow of $17.5 million for the second quarter of 2002. This marks the second consecutive quarter that the Company has achieved positive free cash flow. The Company also generated positive cash flow from operating activities of $11.5 million for the second quarter of 2003, an improvement of $21.9 million compared to negative $10.4 million in the second quarter of 2002.

•	Gross revenues for the second quarter of 2003 decreased 2% to $76.9 million compared to $78.6 million for the second quarter of 2002.

The Company’s EBITDA for the three months ended June 30, 2003 was $14.5 million, compared to $3.5 million for the three months ended June 30, 2002. The Company’s EBITDA for the six months ended June 30, 2003 was $32.4 million compared to $11.0 million for the six months ended June 30, 2002. The Company’s EBITDA improvement for the three months ended June 30, 2003 was due to a significant reduction in operating expenses resulting from the consolidation of certain of the Company’s business operations that occurred during the fourth quarter of 2002, as well as lower legal expenses in the second quarter of 2003 compared to the second quarter of 2002. In addition, the Company has significantly reduced its programming expenses for the PAX TV Network through modifications in the programming schedule to air infomercial programming during day-time hours effective January 4, 2003.

The Company believes that net loss attributable to common stockholders is the financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) that is most directly comparable to EBITDA. The Company’s net loss attributable to common stockholders was $17.0 million or $0.25 per share for the three months ended June 30, 2003 compared to a net loss of $66.7 million or $1.03 per share for the three months ended June 30, 2002. The Company’s net loss attributable to common stockholders was $40.5 million or $0.60 per share for the six months ended June 30, 2003 compared to a net loss of $266.2 million or $4.11 per share for the six months ended June 30, 2002. The net loss for the six months ended June 30, 2002 includes additional tax expense of $125.9 million to increase the Company’s deferred tax asset valuation allowance resulting from the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets.” Included in this press release is a table set forth below under “Reconciliation of Non-GAAP Measures” that reconciles EBITDA with the Company’s net loss attributable to common stockholders as derived from the Company’s financial statements.

Gross revenues for the three months ended June 30, 2003 decreased 2% to $76.9 million compared to $78.6 million for the three months ended June 30, 2002. Net revenues for the three months ended June 30, 2003 decreased 4% to $65.9 million compared to $68.3 million for the three months ended June 30, 2002. The decrease in revenues for the third quarter 2003 was primarily due to the sale of certain television stations and to a lesser extent the impact of Operation Iraqi Freedom. Gross revenues for the six months ended June 30, 2003 were relatively flat at $159.5 million compared to $159.4 million for the six months ended June 30, 2002. Net revenues for the six months ended June 30, 2003 decreased 1% to $136.5 million compared to $137.4 million for the six months ended June 30, 2002.

Paxson’s Chairman and Chief Executive Officer, Lowell “Bud” Paxson, commented, “Our second quarter financial results highlight our commitment to implementing our strategic plan. First, we have taken steps to strengthen the operating performance of our network and station group. The cost cuts we began to implement in late 2002 are now supporting increased operating leverage, demonstrated by our second consecutive quarter of free cash flow. We remain on track to reach our goal of breakeven free cash flow for the full year. Second, we have grown our cash position nearly three-fold during the past 12 months to over $100 million, a balance we expect to remain on our balance sheet into 2004. The substantial increase in our liquidity was achieved through sales of non-strategic assets that accounted for less than 2% of the distribution of our sixty station footprint, the majority of which has subsequently been replaced with cable carriage. Both the demand for these assets and the proceeds we received, clearly highlight the exceptional value of our overall portfolio in a consolidating marketplace, and we remain focused on exploring strategic alternatives to unlock this value to the benefit of our shareholders.”

Commenting on the outlook for the third quarter, Paxson Chief Financial Officer Tom Severson said, “We expect our fundamentals to continue to benefit from the cost reductions put in place during the past year, with our EBITDA continuing to improve in the second half of 2003. We currently expect our third quarter EBITDA to be in the $11 million to $13 million range, compared to negative $1.4 million for the third quarter of 2002. We currently project our revenues for the third quarter of 2003 to be down low single digits compared to the third quarter of 2002.”

Balance Sheet Analysis:

The Company’s cash and short-term investments increased during the quarter by $45.5 million to $124.4 million as of June 30, 2003. The increase in cash and short-term investments during the quarter primarily resulted from proceeds from the sale of the Company’s television stations serving the Albuquerque, New Mexico, Portland-Auburn, Maine, and St. Croix, U.S. Virgin Islands markets as well as its partnership interest in WWDP-TV in Norwell, Massachusetts for aggregate cash proceeds of $43.8 million. The Company’s total debt increased $8.0 million during the quarter to $919.8 million as of June 30, 2003. The increase in total debt for the quarter resulted primarily from the accretion of interest associated with the Company’s 12 1/4% senior subordinated discount notes.

Other Financial Data:

(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)

EBITDA (a)	$14,527	$3,486	$32,402	$11,015

Operating income (loss)	$33,517	$(14,451)	$54,051	$(21,426)

Net loss attributable to common stockholders	$(17,013)	$(66,732)	$(40,460)	$(266,194)

Program rights payments and deposits	$7,288	$29,915	$20,475	$58,965

Payments for cable distribution rights	$—	$979	$1,500	$3,257

Capital expenditures	$5,820	$7,087	$11,174	$19,135

Free cash flow (b)	$5,699	$(17,484)	$8,144	$(50,170)

Cash flows provided by (used in) operating activities	$11,519	$(10,397)	$19,318	$(31,035)

Cash flows provided by (used in) investing activities	$50,192	$(891)	$83,495	$(25,529)

Cash flows (used in) provided by financing activities	$(2,623)	$3,281	$(4,202)	$16,813

(a)	“EBITDA” is defined as operating income (loss) plus depreciation, amortization, stock-based compensation, programming net realizable value adjustments, restructuring charges, and time brokerage and affiliation fees minus gain (loss) on sale of television stations. EBITDA does not purport to represent net loss attributable to common stockholders as reported in the Company’s consolidated statements of operations or cash provided by operating activities as reflected in the Company’s consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation. Management believes the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts utilize when evaluating the Company’s operating performance. Management also believes EBITDA enhances an investor’s understanding of the Company’s results of operations because it measures the Company’s operating performance exclusive of interest and other non-operating and non-recurring items as well as non-cash charges for depreciation, amortization and stock-based compensation. In addition, the Company has consistently provided this measurement in previous earnings releases and believes it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. In evaluating EBITDA, investors should consider various factors including its relationship to the Company’s reported operating income (loss), net loss attributable to common stockholders and cash flows from operating activities. Investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies and could be misleading unless all companies and analysts calculate such measures in the same manner. EBITDA is not indicative of the Company’s cash flows from operations and therefore does not represent funds available for the Company’s discretionary use.

(b)	“Free cash flow” is defined as cash flows provided by (used in) operating activities minus capital expenditures. Free cash flow does not purport to represent cash provided by operating activities as reflected in the Company’s consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation. Management believes the presentation of free cash flow is relevant and useful because free cash flow measures cash generated by (or used in) operations net of funds required for capital reinvestment and is a measurement industry analysts utilize when evaluating the Company’s operating performance.

Reconciliation of Non-GAAP Measures

EBITDA is not a performance measure in accordance with GAAP and the use of EBITDA is not meant to replace or supersede any information presented in accordance with GAAP. The following table provides a reconciliation between EBITDA (a non-GAAP financial measure) and net loss attributable to common stockholders (the GAAP financial measure that the Company believes is most directly comparable to EBITDA):

(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)

Net loss attributable to common stockholders	$(17,013)	$(66,732)	$(40,460)	$(266,194)
Add: Interest Expense	22,568	21,374	44,693	41,033
Add: Depreciation and Amortization	7,340	14,228	21,910	26,866
Add: Dividends and Accretion on Preferred Stock	23,968	28,667	47,230	58,198
Add: Loss on Extinguishment of Debt	—	—	—	17,552
Add: Adjustment of Programming to Net Realizable Value	—	2,900	1,066	2,900
Add: Stock Based Compensation	1,097	542	8,511	1,875
Add: Time Brokerage and Affiliation Fees	1,101	967	2,202	1,902
Add: Income Taxes	5,251	3,501	5,303	129,404
Less: Interest Income	(795)	(378)	(1,673)	(874)
Less: Other Income and Expense	(462)	(883)	(1,042)	(545)
Less: Restructuring Charges (Credits)	32	—	11	(402)
Less: Gain on sale of broadcast assets	(28,560)	(700)	(55,349)	(700)

EBITDA	$14,527	$3,486	$32,402	$11,015

The Company is unable to estimate its net loss attributable to common stockholders for the third quarter of 2003 because information relating to the timing and amount of future gains on the sale of broadcast assets, adjustments of programming to net realizable value, restructuring charges, income taxes or other income and expense is not accessible on a forward-looking basis, and the probable significance of this information is therefore not determinable. The Company can however estimate the following items for the third quarter of 2003: interest expense, which is expected to be approximately $37 million; depreciation and amortization, which is expected to be approximately $11 million; dividends and accretion on preferred stock, which are expected to be $12 million; stock based compensation, which is expected to be approximately $1 million; time brokerage and affiliation fees, which are expected to be approximately $1 million; and interest income which is expected to be approximately $1 million. These estimates reflect the Company’s third quarter adoption of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”.

Free cash flow is not a performance measure in accordance with GAAP and the use of free cash flow is not meant to replace or supersede any information presented in accordance with GAAP. The following table provides a reconciliation between free cash flow (a non-GAAP financial measure) and cash flows provided by (used in) operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow):

(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)

Cash flows provided by (used in) operating activities	$11,519	$(10,397)	$19,318	$(31,035)
Less: capital expenditures	(5,820)	(7,087)	(11,174)	(19,135)

Free cash flow	$5,699	$(17,484)	$8,144	$(50,170)

Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.

The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform with the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward-looking statements are the risk that the Company may not be able to successfully develop its television operations to the point where these operations generate sufficient cash flow to enable the Company to meet its financial obligations, including the financial covenants under its senior credit facility; the restrictions on the Company’s ability to pursue strategic alternatives arising under the Company’s agreements with NBC; the Company’s high level of indebtedness and redeemable preferred stock and significant debt service requirements; the effects of government regulations and changes in the laws affecting the Company’s business; industry and economic conditions; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

The Company is providing public dissemination through this press release of certain estimates for its third quarter 2003 financial performance. The Company expressly disclaims any current intention to update its estimates.

Paxson Conference Call:

The senior management of Paxson will hold a conference call to discuss the Company’s second quarter results on Wednesday, July 30, 2003 at 5:30 p.m. ET. To access the teleconference, please dial 888-398-1687 (U.S.), 210-234-0000 (Int’l), passcode “Paxson”, ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the Company’s website, located at . If you cannot listen to the teleconference at its scheduled time, there will be a replay available through August 1, 2003, which can be accessed by dialing 800-774-9258 (U.S.) or 402-220-2063 (Int’l), after which time the information in the webcast, including the Company’s estimates of third quarter financial performance, should not be relied upon. The webcast will also be archived on the Company’s website for twelve months following the conference call.

About Paxson Communications Corporation:

Paxson Communications Corporation owns and operates the nation’s largest broadcast television distribution system and PAX TV, family television. PAX TV reaches 88% of U.S. television households (approximately 94 million homes) via nationwide broadcast television, cable and satellite distribution systems. PAX TV’s original series include, “Sue Thomas: F.B.Eye,” starring Deanne Bray, “Doc,” starring recording artist Billy Ray Cyrus and “Just Cause” starring Richard Thomas and Lisa Lackey. Other original PAX series include “It’s A Miracle” and “Candid Camera.” For more information, visit PAX TV’s website at www/pax/tv.

PAXSON COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2003	2002	2003	2002

Revenues
Gross revenues	$76,872	$78,611	$159,550	$159,392
Less: agency commissions	(11,012)	(10,279)	(23,088)	(21,985)

Net revenues	65,860	68,332	136,462	137,407

Expenses:
Programming and broadcast operations	13,072	12,209	25,674	25,167
Program rights amortization	11,475	19,446	24,497	38,415
Selling, general and administrative	26,786	34,198	53,889	63,817
Business interruption insurance proceeds	—	(1,007)	—	(1,007)
Time brokerage and affiliation fees	1,101	967	2,202	1,902
Stock-based compensation	1,097	542	8,511	1,875
Adjustment of programming to net realizeable value	—	2,900	1,066	2,900
Restructuring charges	32	—	11	(402)
Depreciation and amortization	7,340	14,228	21,910	26,866

Total Operating Expenses	60,903	83,483	137,760	159,533
Gain (loss) on sale of television stations	28,560	700	55,349	700

Operating income (loss)	33,517	(14,451)	54,051	(21,426)

Other income (expense):
Interest expense	(22,568)	(21,374)	(44,693)	(41,033)
Interest income	795	378	1,673	874
Other income (expense)	462	883	1,042	545
Loss on extinguishment of debt	—	—	—	(17,552)

Income (loss) before income taxes and extraordinary item	12,206	(34,564)	12,073	(78,592)
Income tax provision	(5,251)	(3,501)	(5,303)	(129,404)

Net income (loss)	6,955	(38,065)	6,770	(207,996)
Dividends and accretion on redeemable preferred stock	(23,968)	(28,667)	(47,230)	(58,198)

Net loss attributable to common stockholders	$(17,013)	$(66,732)	$(40,460)	$(266,194)

Basic and diluted loss per common share	$(0.25)	$(1.03)	$(0.60)	$(4.11)

Weighted average shares outstanding	67,658,154	64,875,141	67,231,239	64,817,149